Exhibit 99.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 18, 2013 (October 11, 2013)

EFACTOR GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-51569	84-1598154
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

605 Market Street, Suite 600, San Francisco, California 94105

(Address of principal executive offices)

(650) 380-8280

(Registrant’s telephone number, including area code)

Standard Drilling, Inc.

424 Clay Street, San Francisco, California 94111

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

Adriaan Reinders

On October 11, 2013, the board of directors of EFactor Group Corp. (the “Company”) ratified an employment agreement (the “Reinders Agreement”) with Adriaan Reinders, 68, pursuant to which Mr. Reinders will serve as the Company’s Chief Executive Officer.

Mr. Reinders is the Co-Founder of the Company and has served as its Chief Executive Officer since February 2013. He has launched numerous businesses, growing and selling them through all economic cycles. He has created multiple businesses through a roll-up strategy, the largest of which had 1,110 employees and was sold to British Telecom. Mr. Reinders is also the Co-Founder and until 2010 served as an Executive Board Member of OHM Inc., a sales consulting firm serving emerging technology companies. Further, he was a founder and served as the Acting Chief Executive Officer of Supply Chain Solutions B.V., a global business solutions firm specializing in supply chain management and software services for the U.S. pharmaceutical manufacturers and large European retailers. In 1989, Mr. Reinders founded Rijnhaave, a Netherlands information technology company specializing in systems integration, and subsequently executed six acquisitions in the Netherlands and the U.S. before selling the company to Syntegra, a subsidiary of British Telecom. In 1975, Mr. Reinders founded Microlife, a Netherlands information technology firm specializing in customer services and training for mainframe environments. Mr. Reinders’ also serves as a board member of the Kelley School of Business at the University of Indiana and the Executive Chairman of Artilium plc (LON:ARTA) , and previously served as a director of the global IT division of British Telecom. He is also a frequent speaker and a published author with books on entrepreneurial networking and social media. Mr. Reinders holds a degree in Social Geography from the University of Amsterdam.

On December 6, 2012, the Company issued a promissory note in the amount of $200,000 to an entity owned by Mr. Reinders in exchange for a loan. The Company also agreed to issue the entity 50,000 shares of common stock. On July 9, 2013, the Company agreed to issue the entity an additional 190,000 shares of common stock in exchange for certain modifications in the terms and condition of the promissory note.

On February 11, 2013, in connection with the Acquisition and Share Exchange Agreement between the Company and The E-Factor Corp., the Company issued Mr. Reinders, in exchange for his shares of The E-Factor Corp., 2,500,000 shares of Series A Convertible Preferred Stock, which are convertible into 6,453,111 shares of common stock after giving effect to the pending 40-for-1 reverse stock split of the common stock.

Pursuant to the terms of the Reinders Agreement, Mr. Reinders will work for the Company on a full-time basis and will receive an annual base salary of $225,000.  Mr. Reinders may receive an annual cash bonus in an amount up to 100% of his base salary, as may be determined by the compensation committee of the Company’s board of directors in its sole discretion. In addition, Mr. Reinders will be granted 100,000 restricted stock units and may be granted additional units or options annually, as may be determined by the compensation committee of the Company’s board of directors in its sole discretion. The Reinders Agreement will continue until December 31, 2013, and will automatically renew for successive one-year periods, unless a notice of non-renewal is provided by either party at least sixty days prior to the expiration date of the term.

Exhibit 99.2

In the event Mr. Reinders’s employment is terminated by the Company for cause or due to his death, Mr. Reinders will be entitled to receive any accrued and unpaid base salary up to the date of termination.  In the event Mr. Reinders is physically or mentally incapacitated or disabled or otherwise unable to discharge his duties for a period of six months, the Reinders Agreement shall terminate upon 90 days written notice.

In the event Mr. Reinders’s employment is terminated by the Company for any reason other than cause, death or disability, he will be entitled to receive any accrued and unpaid base salary up to the date of termination. In addition, he will be entitled to receive a lump-sum cash payment equal to his (i) base salary and (ii) a bonus equal to 50% of his base salary for the greater of (x) two years following the date of termination and (y) the remainder of the term of the Reinders Agreement. In addition, any issued but unvested options will vest immediately upon such termination. Furthermore, the period of the non-competition provisions in the Reinders Agreement will decrease from two years to one year following termination of his employment.

In the event Mr. Reinders’s employment is terminated by the Company within six months of a change of control (as defined in the Reinders Agreement), or if Mr. Reinders terminates his employment within six months of a change in control, he will be entitled to receive a lump-sum cash payment equal to his (i) base salary and (ii) a bonus equal to 50% of his base salary for the greater of (x) two years following the date of termination and (y) the remainder of the term of the Reinders Agreement. In addition, any issued but unvested options will vest immediately upon such termination. Furthermore, the period of the non-competition provisions in the Reinders Agreement will decrease from two years to one year following termination of his employment. If shareholders of the Company exchange their shares for stock of any other company, Mr. Reinders will also be entitled to receive an amount equal to the per share price paid to the stockholders of the Company less the pre-announcement price of the shares, multiplied by 50,000.

The Reinders Agreement contains customary non-competition provisions that extend to two years (or one year upon the occurrence of the events described above) after termination of Mr. Reinders’ employment with the Company.  Mr. Reinders also agreed to customary terms regarding confidentiality.

Other than as set forth below, there are no family relationships between Mr. Reinders and any of the Company’s directors or executive officers and the Company has not entered into any transactions with Mr. Reinders that are reportable pursuant to Item 404(a) of Regulation S-K. Mr. Reinders is the father of Roeland Reinders, one of the three co-founders of the Company.

The foregoing description of the Reinders Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Reinders Agreement, which is attached hereto as Exhibit 99.1.

Marion Freijsen

On October 11, 2013, the board of directors of the Company ratified an employment agreement (the “Freijsen Agreement”) with Marion Freijsen pursuant to which Ms. Freijsen, 50, will serve as the Company’s Chief Operating Officer.

Ms. Freijsen is the Co-Founder of the Company and has served as its Chief Operating Officer since February 2013. She was responsible for and managed the building of the Company’s platform. Ms. Freijsen is also the owner of Elegio BV, a Netherlands company providing business consulting and management expertise in the areas of strategy, vision, finance, international expansion and business development.  In addition, Ms. Freijsen is the founder and the former Chief

Executive Officer (CEO) and Executive Board Member of OHM Inc., a sales consulting firm serving emerging technology companies.  Ms. Freijsen co-launched OHM with no outside investment, and in five years established a portfolio of more than 100 clients.   Ms. Freijsen previously served as Vice President (Central Europe) for Currenex Ltd., Commercial Director of Speedport NV, Country Manager (Benelux) for Newsedge Corp., Major Account Manager for ICV Ltd. / S&P Comstock, and Account Manager for Bloomberg Financial Markets.  Ms. Freijsen is the co-author of two books (the most recent published in November 2012 called “The E-Factor: Entrepreneurship in the Social Media Age”). She is a frequent speaker at global conferences in cities such as New York, Boston, San Francisco, London, Amsterdam and Berlin. Ms. Freijsen holds a marketing degree from the Chartered Institute of Marketing in London.

On February 11, 2013, in connection with the Acquisition and Share Exchange Agreement between the Company and The E-Factor Corp., the Company issued Ms. Freijsen, in exchange for her shares of The E-Factor Corp., 2,500,000 shares of Series A Convertible Preferred Stock, which are convertible into 6,453,111 shares of common stock after giving effect to the pending 40-for-1 reverse stock split of the common stock.

Pursuant to the terms of the Freijsen Agreement, Ms. Freijsen will work for the Company on a full-time basis and will receive an annual base salary of $225,000.  Ms. Freijsen may receive an annual cash bonus in an amount up to 100% of her base salary, as may be determined by the compensation committee of the Company’s board of directors in its sole discretion. In addition, Ms. Freijsen will be granted 100,000 restricted stock units and may be granted additional units or options annually, as may be determined by the compensation committee of the Company’s board of directors in its sole discretion. The Freijsen Agreement will continue until December 31, 2013, and will automatically renew for successive one-year periods, unless a notice of non-renewal is provided by either party at least sixty days prior to the expiration date of the term.

In the event Ms. Freijsen’s employment is terminated by the Company for cause or due to her death, Ms. Freijsen will be entitled to receive any accrued and unpaid base salary up to the date of termination.  In the event Ms. Freijsen is physically or mentally incapacitated or disabled or otherwise unable to discharge her duties for a period of six months, the Freijsen Agreement shall terminate upon 90 days written notice.

In the event Ms. Freijsen’s employment is terminated by the Company for any reason other than cause, death or disability, she will be entitled to receive any accrued and unpaid base salary up to the date of termination. In addition, she will be entitled to receive a lump-sum cash payment equal to her (i) base salary and (ii) a bonus equal to 50% of her base salary for the greater of (x) two years following the date of termination and (y) the remainder of the term of the Freijsen Agreement. In addition, any issued but unvested options will vest immediately upon such termination. Furthermore, the period of the non-competition provisions in the Freijsen Agreement will decrease from two years to one year following termination of her employment.

In the event Ms. Freijsen’s employment is terminated by the Company within six months of a change of control (as defined in the Freijsen Agreement), or if Ms. Freijsen terminates her employment within six months of a change in control, she will be entitled to receive a lump-sum cash payment equal to her (i) base salary and (ii) a bonus equal to 50% of her base salary for the greater of (x) two years following the date of termination and (y) the remainder of the term of the Freijsen Agreement. In addition, any issued but unvested options will vest immediately upon such termination. Furthermore, the period of the non-competition provisions in the Freijsen Agreement will decrease from two years to one year following termination of her employment. If shareholders of the Company exchange their shares for stock of any other company, Ms. Freijsen will also be

Exhibit 99.2

entitled to receive an amount equal to the per share price paid to the stockholders of the Company less the pre-announcement price of the shares, multiplied by 50,000.

The Freijsen Agreement contains customary non-competition provisions that extend to two years (or one year upon the occurrence of the events described above) after termination of Ms. Freijsen’s employment with the Company.  Ms. Freijsen also agreed to customary terms regarding confidentiality.

There are no family relationships between Ms. Freijsen and any of the Company’s directors or executive officers and the Company has not entered into any transactions with Ms. Freijsen that are reportable pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Freijsen Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Freijsen Agreement, which is attached hereto as Exhibit 99.2.

(d) Election of Directors

On October 11, 2013, the board of directors of the Company (the “Board”) elected each of Brian Banmiller, John Barbera and Mark Stanich to join the Board.  The Board has not determined on which committees the new directors will serve.

Brian Banmiller

Brian Banmiller is a broadcast journalist, commentator and public speaker.. He has a 30-year affiliation with CBS News Radio as a National Business Reporter. He was the Business Editor for KTVU Channel 2 News, Oakland, California, from 1989 to 2005.  For seven years, he served as Executive Producer, Anchor & Chief Correspondent of the national television business news magazine, “On the Money with Brian Banmiller,” and for five years as Managing Editor and Co-Anchor of “Silicon Valley Business”. Prior to joining KTVU, Mr. Banmiller was a Contributing Correspondent for “The Wall Street Journal Report on Television.”  He received a business degree from Villanova University in 1966. He has also served five years in the United States Air Force where he obtained the rank of captain.

John Barbera

John Barbera is a senior executive with over 35 years of experience in the cable TV industry, digital, broadcast television and global media, Mr. Barbera was one of the original team members hired by Ted Turner in 1978 to launch the world’s first commercial satellite network.  During his 16 years with Turner Broadcasting, Mr. Barbera participated in the early development of cable television and helped develop CNN and other Turner networks – eventually rising to President, Turner Broadcasting Sales. Mr. Barbera later served as President, 24/7 Real Media worldwide and COO Europe. He worked for Xinhua Finance in Shanghai from 2004 to 2009.  He continues to advise media companies in the US and Asia.  Mr. Barbera received a BA in English from Allegheny College in 1966.

Mark Stanich

Mark Stanich is chief marketing officer and president, digital media, of AEPC, American Express’ wholly-owned media company.  AEPC produces such authoritative luxury brands as Travel + Leisure, Food & Wine, Departures, Executive Travel and Black Ink, in addition to over 30 other consumer products and services in the affluent lifestyle space. As President of digital media, Mr. Stanich leads the company’s existing and emerging digital businesses, including websites, social media platforms, e-newsletters, mobile and tablet applications, e-commerce, and digital partnerships.   As chief marketing officer since 2000, Mr. Stanich directs consumer business strategy, marketing, and product development for the company’s magazines, books, products, and branded affinity services, as well as oversees database management, and American Express Publishing’s international businesses. Prior to joining AEPC, Mr. Stanich worked at Time Warner Inc., where he held positions in various divisions, including strategic planning, consumer marketing, advertising sales and marketing, and product development, and helped spearhead numerous magazine, book, and product launches. Mr. Stanich has served on several industry boards, including his current directorships with the Online Publishers Association and BPA Worldwide.  He is a graduate of the University of California, Berkeley and received his MBA from the Harvard Business School.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Employment Agreement between the Company and Adriaan Reinders

99.2 Employment Agreement between the Company and Marion Freijsen

Exhibit 99.2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2013	EFACTOR GROUP CORP.

/s/ Adriaan Reinders

By: Adriaan Reinders
Title: President

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